Exhibit 4.5(c)
                                                   --------------

                              AMENDMENT NO. 2
                                    TO
                  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                 FOR EMPLOYEES OF ATMOS ENERGY CORPORATION
                  (AS RESTATED EFFECTIVE JANUARY 1, 1991)


     WHEREAS, ATMOS ENERGY CORPORATION (the "Company") has heretofore adopted the EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST FOR EMPLOYEES OF ATMOS ENERGY CORPORATION (AS RESTATED EFFECTIVE JANUARY 1, 1991) (the "Plan"); and
     WHEREAS, it is intended that the Plan continue to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, and the requirements of the Employee Retirement Income Security Act of 1974; and
     WHEREAS, pursuant to the provisions of the Plan permitting the Company to amend the Plan from time to time, the Company desires to amend the Plan in certain respects as hereinafter provided;
     NOW, THEREFORE, ATMOS ENERGY CORPORATION does hereby amend the Plan in the following particulars, effective as of January 1, 1987, except as otherwise provided herein:
     1. Section 2.01(g) shall be amended to be and read as follows:
     "(g) COMMON STOCK: Shares of common stock issued by the Company (or a corporation which is a member of the same controlled group as defined under Section 409(l)(4) of the Code) which are readily tradable on an established securities market."

     2. Section 2.01(i) of the Plan shall be amended to be and read as follows:
     "(i) COMPANY STOCK:  Common Stock under Section 2.01(g),
          Preferred Stock under Section 2.01(ff), and Other Stock under Section 2.01(bb)."

     3. Effective January 1, 1989, Section 2.01(j) of the Plan shall be amended to be and read as follows:
     "(j) COMPENSATION: The total of all amounts paid to a Participant by the Employers for personal services as reported on the Participant's Federal Income Tax Withholding Statement (Form W-2), including any amounts excluded from such reporting pursuant to Section 125 or 401(k) of the Code, but excluding (i) expense reimbursements, (ii) bonuses, (iii) any contributions made under this Plan, any other plan of deferred compensation or any welfare benefit plan (other than amounts contributed pursuant to such Sections 125 and 401(k)), and (iv) other special payments of any kind; provided, however, that for purposes of determining benefits hereunder, the total Compensation of a Participant to be taken into account for a given Year shall not exceed $200,000 (as automatically increased in accordance with Treasury Department regulations to





          reflect cost-of-living adjustments); provided, further, that for purposes of allocating discretionary Employer contributions made pursuant to Section 4.01(c) hereof for the Year in which a Participant begins or resumes Participation, Compensation before his Participation began or resumed shall be disregarded. In applying the $200,000 limitation described above, in the case of a Highly Compensated Employee who is subject to the aggregation rules of Section 414(q)(6) of the Code because such Employee is either a 5% owner of the Employer or one of the 10 highest paid Highly Compensated Employees, such Highly Compensated Employee and his Family Members shall be treated as a single Participant; provided, however, that "Family Member" shall mean only the Participant's spouse and any lineal descendants who have not attained age 19 before the close of the year. If, as a result of the application of these rules, the limitation is exceeded, then the limitation shall be prorated among the Participant and Family Members in proportion to the Compensation of each prior to the application of the limitation."

     4. Section 2.01(bb) of the Plan shall be amended to be and read as follows:
        "(bb) OTHER STOCK: When no common stock meets the definition of Common Stock, common stock issued by the Company (or a corporation which is a member of the same controlled group as defined under Section 409(l)(4) of the Code) having a combination of voting power and dividend rights equal to or in excess of-

               (1) that class of common stock of the Company (or a corporation which is a member of the same controlled group as defined under Section 409(l)(4) of the Code) having the greatest voting power, and

               (2) that class of common stock of the Company (or a corporation which is a member of the same controlled group as defined under Section 409(l)(4) of the Code) having the greatest dividend rights."

     5. Section 2.01(ff) shall be amended to be and read as follows:
        "(ff) PREFERRED STOCK: Shares of non-callable preferred stock convertible at any time into Common Stock or Other Stock at a conversion price which (as of the date of acquisition by the Plan) is reasonable. Such preferred stock shall be treated as non-callable if after the call there will be a reasonable opportunity for such conversion."

     6.   Effective July 1, 1992, Section 2.01(nn) of the Plan






shall be amended to be and read as follows:
        "(nn)  VALUATION DATE:  Each business day."

     7. Effective July 1, 1993, Section 3.01(c) of the Plan shall be amended to be and read as follows:
     "(c) The Participation of any eligible Employee who does not become a Participant in accordance with paragraphs (a) or (b), above, shall commence as of the first day of the calendar quarter next following the date on which he has completed one (1) year of Service."

     8. Section 4.01(b)(2) of the Plan shall be amended to be and read as follows:
     (2)  Discrimination Tests.  The discrimination tests of
          Section 401(m) of the Code are satisfied in the following manner: Each Year, (i) the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by 1.25; or (ii) the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by two (2), provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points. In any Plan Year in which the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year does not satisfy the limitation set forth above, the contribution rate of those Eligible Participants who are Highly Compensated Employees shall be reduced (in whole or less than whole percentages) in descending order by rate of contribution until the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Year meets the limitation set forth above, all in accordance with Treasury Department regulations. Contributions in excess of that amount determined on the basis of the reduced contribution rate hereunder shall be considered "excess aggregate contributions" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder).

          For purposes of this subparagraph (2), an Eligible Participant's "Contribution Percentage" shall mean the ratio (expressed as a percentage), of the sum of the Matching Employer Contributions under the Plan on behalf of the Eligible Participant for the Year to such Eligible Participant's Compensation for the Year.






          "Eligible Participant" shall mean any Employee who is authorized under the terms of the Plan to have Matching
          Employer Contributions allocated to his Matching
          Employer Contribution Account for the Year.  The
          "Average Contribution Percentage" is the average
          (expressed as a percentage) of the Contribution
          Percentages of all Eligible Participants.

          In the event that this Plan satisfies the requirements of Section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 410(b) of the Code only if aggregated with this Plan, then this subparagraph (2) shall be applied by determining the Contribution Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two (2) or more plans of the Employers to which matching contributions are made then all such contributions shall be aggregated for purposes of this subparagraph (2).

          For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee during the Year in question, the Matching Employer Contributions and Compensation of such Participant shall include the Matching Employer Contributions and Compensation of Family Members (as defined in Section 414(q)(6)(B) of the Code), but such Family Members shall be disregarded in determining the Contribution Percentage for other Highly Compensated Employees and for Eligible Participants who are Non-Highly Compensated Employees. Any "excess aggregate contributions" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder) determined under these aggregation rules shall be allocated among all Family Members in proportion to the contributions of each Family Member thereunder.

          Any "excess aggregate contribution" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder), together with the income allocable thereto, shall be distributed (or, if not vested, forfeited) to the Participant within two and one-half (2 1/2) months of the beginning of the subsequent Plan Year.

          The income allocable to an "excess aggregate contribution" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Employer Contribution Account for the Plan Year by a fraction, the numerator of which is the "excess aggregate contributions" (as defined in Section






          401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder) for the Participant, as determined above, and the denominator of which is the balance of the Participant's Employer Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

          Under Treasury Department regulations, the Committee may, in its sole discretion, elect to take contributions to a Participant's Salary Reduction Contribution Account into account in computing the Average Contribution Percentage. However, in such a case, the Actual Deferral Percentage tests under
          Section 4.03(e) must still be computed and met separately, and in connection therewith, no aggregation with Matching Employer Contributions shall be permitted. Alternatively, the Employer may, in its sole discretion, elect to make qualified nonelective contributions, in the manner and to the extent provided by Treasury Department regulations under Section 401(m) of the Code, that would, in combination with Matching Employer Contributions under the Plan, satisfy the limitation set forth above.

          Effective January 1, 1989, in order to prevent the multiple use of the alternative limitations described in (ii) above and in Section 4.03(e)(ii) hereof, the limitation on the multiple use of alternative limitations described in Treasury Department regulations promulgated under Section 401(m) of the Code is specifically incorporated herein and shall apply to reduce the deferral rate or contribution rate of those Eligible Participants who are Highly Compensated Employees, as described above and in
          Section 4.03(e), so that there is no multiple use of said alternative limitations. Any "excess contribution" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder) resulting from a reduction in deferral rate shall be distributed in accordance with
          Section 4.03(d), and any "excess aggregate contribution" (as defined in Section 401(m)(6)(B) of the Code and Treasury Department regulations promulgated thereunder) resulting from a reduction in contribution rate shall be distributed in accordance with this Section. In lieu of said reduction, the Employer may make such additional contributions as described in this Section and Section 4.03(d) hereof, in the manner and to the extent provided under Treasury Department regulations promulgated under Sections 401(k) and 401(m) of the Code, so as to comply with the limitation on the multiple use of alternative limitations."






     9. Effective January 1, 1993 with respect to the maximum limit on the percentage reduction in a Participant's Compensation per payroll period, and otherwise effective October 1, 1987, the introductory language of Section 4.03 of the Plan shall be amended to be and read as follows:
     "Upon commencement of Participation hereunder, each Participant shall be given the option to execute a salary reduction agreement. The terms of any such salary reduction agreement shall provide that the Participant agrees to accept a reduction in salary from an Employer equal to any whole percentage of his Compensation per payroll period, which percentage shall be neither less than two percent (2%) nor more than ten percent (10%); provided that the total reduction for any Year cannot exceed $7,000 (or such greater amount as permitted under Treasury Department regulations to reflect cost-of-living adjustments). Notwithstanding the preceding provisions of this Section 4.03, in the case of a Participant who has designated a percentage reduction for a Year in excess of the percentage of Matching Employer Contribution for the Year (as determined pursuant to Section 4.01(b) hereof), the percentage reduction in such Participant's Compensation for any payroll period during the Year shall not exceed the percentage (within two decimal points) that, when applied uniformly over all payroll periods in the Year, would result in a total reduction for the Year equal to or less than the maximum deferral amount of $7,000 (or such greater amount as permitted under Treasury
     Department regulations to reflect cost-of-living adjustments); provided that such reduction in a Participant's Compensation for any payroll period may be less than two percent (2%) if necessary not to exceed that maximum percentage reduction. In consideration of such agreement, the Employer will make a salary reduction contribution to the Participant's
     Salary Reduction Contribution Account on behalf of the Participant for each Year in an amount equal to the total amount by which the Participant's Compensation from the Employer was reduced during the Year pursuant to the salary reduction agreement. The Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary to ensure that the reduction in a Participant's Compensation for any payroll period does not exceed the percentage that would result in a total reduction for the Year equal to or less than the maximum deferral amount set forth above.

     In the event that the total reduction on behalf of any Participant for any of his or her taxable years exceeds
     $7000 (or such greater amount as permitted under Treasury Department regulations to reflect cost-of-living adjustments), such "excess deferrals"






     (as defined in Section 402(g)(2) of the Code and Treasury Department regulations promulgated thereunder), together with income allocable thereto, but first reduced by any "excess contributions" previously distributed for the Plan Year beginning in that taxable year pursuant to Section 4.03(d) hereof, shall be distributed to the Participant on whose behalf such reduction was made not later than April 15 following the close of the Participant's taxable year in which the reduction was made, in the manner and to the extent provided under Treasury Department regulations.

     The income allocable to an "excess deferral" (as defined in Section 402(g)(2) of the Code and Treasury Department regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Salary Reduction Contribution Account for the Plan Year by a fraction, the numerator of which is the "excess deferrals" (as defined in Section 402(g)(2) of the Code and Treasury Department regulations promulgated thereunder) of the Participant, as determined above, and the denominator of which is the balance of the Participant's Salary Reduction Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year.

     Amounts credited to a Participant's Salary Reduction Contribution Account pursuant to Section 4.01(a) and this Section shall be one hundred percent (100%) vested and non-forfeitable at all times. If a Participant enters into a salary reduction agreement with his Employer for a given Year, his Compensation for such Year for all purposes of this Plan shall be equal to his Compensation before application of the salary reduction agreement.

     Further, salary reduction agreements shall be governed by the following:"

     10. Effective July 1, 1993, Section 4.03(b) of the Plan shall be amended to be and read as follows:
     "(b) A salary reduction agreement may be entered into or amended by a Participant effective as of the first day of any calendar quarter, subject to the requirements of paragraph (c), below. A salary reduction agreement may be terminated by a Participant at any time upon written notice to the Committee. If a Participant terminates his salary reduction agreement, then, notwithstanding any provision to the contrary herein contained, he may not enter into another salary reduction agreement earlier than the first day of the calendar quarter immediately following the end of a six (6)-month period






          beginning on the date of such termination."

     11. Section 4.03(d) of the Plan shall be amended to be and read as follows:
     "(d) An Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary (i) to ensure that a Participant's Additions for any Year will not exceed the limitation of Section 5.03 hereof, (ii) to ensure that Employer contributions made pursuant to Section 4.01 hereof are fully deductible by the Employer for Federal income tax purposes, (iii) to ensure that a Participant's Salary Reduction Contributions do not exceed the limitation of
          Section 4.03 hereof relating to "excess deferrals" (as defined in Section 402(g)(2) of the Code and Treasury Department regulations promulgated thereunder), or (iv) to ensure that the discrimination tests of Section 401(k) of the Code are met for such Year. In any case in which such discrimination tests are not met for a Year, the Employer may, in the alternative, (i) direct the Trustee to distribute "excess contributions" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder), together with the income allocable thereto, but first reduced by any "excess deferrals" (as defined in Section 402(g)(2) of the Code and Treasury Department regulations promulgated thereunder) previously distributed pursuant to Section 4.03 hereof for the taxable year ending within the Plan Year, to the Participant on whose behalf such contributions were made within two and one-half (2-1/2) months of the beginning of the subsequent Year, or (ii) make such additional contributions, subject to the vesting and distribution requirements under Sections 6.03 and 6.04 hereof, and in the manner and to the extent provided by Treasury Department regulations under Section 401(k) of the Code, to the Salary Reduction Contribution Accounts of Participants who are Non-Highly Compensated Employees as to cause such tests to be satisfied. In addition, an Employer may amend or revoke its salary reduction agreement with any Participant at any time if the Employer determines that such revocation or amendment is necessary to ensure that the discrimination tests of Section 401(k) of the Code are met for such Year.

          The income allocable to an "excess contribution" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder) shall be determined by multiplying the income allocable to a Participant's Salary Reduction Contribution Account for the Plan Year by a fraction, the numerator of which is the "excess contributions" (as defined in Section 401(k)(8)(B) of the Code and Treasury






          Department regulations promulgated thereunder) of the Participant, as determined under Section 4.03(e), and the denominator of which is the balance of the Participant's Salary Reduction Contribution Account on the last day of the Plan Year, reduced by the income allocable to such account for the Plan Year and increased by the loss allocable to such account for the Plan Year."

     12. Section 4.03(e) of the Plan shall be amended to be and read as follows:
     "(e) The discrimination tests of Section 401(k) of the Code are satisfied in the following manner: Each Year, the Actual Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year shall bear a relationship to the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year whereby (i) the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not more than the Actual Deferral Percentage for Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by 1.25; or (ii) the excess of the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year over that of all Eligible Participants who are Non-Highly Compensated Employees for the Year shall not be more than two (2) percentage points, and the Actual Deferral Percentage for the group of Eligible Participants who are Highly Compensated Employees for the Year is not more than the Actual Deferral Percentage of all Eligible Participants who are Non-Highly Compensated Employees for the Year multiplied by two (2). In any Plan Year in which the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year does not satisfy the limitation set forth above, the deferral rate of those Eligible Participants who are Highly Compensated Employees shall be reduced (in whole or less than whole percentages) in descending order by rate of deferral until the Average Deferral Percentage for Eligible Participants who are Highly Compensated Employees for the Year meets the limitation set forth above, all in accordance with Treasury Department regulations. Contributions in excess of that amount determined on the basis of the reduced deferral rate hereunder shall be considered "excess contributions" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder).

          For purposes of this paragraph (e), the "Actual
          Deferral Percentage" for a specified group of Eligible
          Participants for a Year shall be the average of the ratios (expressed as a percentage and calculated






          separately for each Eligible Participant in such group) of (i) the amount of each such Eligible Participant's Salary Reduction Contributions actually paid over to the Trust on behalf of the Participant for such Year, to (ii) such Participant's Compensation for the Year. The term "Eligible Participant" shall mean any Employee who is authorized under the terms of the Plan to have contributions allocated to his Salary Reduction Contribution Account for the Year.

          In the event that this Plan satisfies the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this paragraph (e) shall be applied by determining the Contribution Percentage of Eligible Participants as if all such plans were a single plan. If a Highly Compensated Employee participates in two
          (2) or more plans of the Employers to which salary reduction contributions are made then all such contributions shall be aggregated for purposes of this paragraph (e).

          For purposes of determining the Actual Deferral Percentage of an Eligible Participant who is a Highly Compensated Employee, the Salary Reduction Contributions and Compensation of such Participant shall include the Salary Reduction Contributions and Compensation of Family Members (as defined in Section 414(q)(6)(B) of the Code), but such Family Members shall be disregarded in determining the Actual Deferral Percentage for other Highly Compensated Employees and for Eligible Participants who are Non-Highly Compensated Employees. Any "excess contributions" (as defined in Section 401(k)(8)(B) of the Code and Treasury Department regulations promulgated thereunder) determined under these aggregation rules shall be allocated among all Family Members in proportion to the contributions of each Family Member thereunder.

          Effective January 1, 1989, the provisions of Section
          4.01(b)(2) with respect to the limitation on the multiple use of the alternative limitations described in (ii) above and in Section 4.01(b)(2)(ii) shall apply in the manner provided therein."

     13. Effective July 1, 1992, Section 5.02(a) of the Plan shall be amended to be and read as follows:
     "(a) Income--(1) In General. The Income of the Trust Fund shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in their accounts on the Valuation Date in accordance with the ratio of the balance of cash in each Participant's accounts on such Valuation Date to






          the balance of cash in all accounts on such Valuation
          Date. Each valuation shall be based on the fair market value of assets in the Trust Fund on the Valuation
          Date.

          (2) Fixed Income Fund. To the extent that a Participant's accounts are invested in the Fixed Income Fund described in Section 7.02(l) hereof, earnings attributable to the portion so invested (hereinafter, the "Fixed Income Portion") shall be allocated on the following basis: such earnings shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in the Fixed Income Portions of their accounts on the Valuation Date in accordance with the ratio of the Fixed Income Portions of each Participant's accounts on such Valuation Date to the Fixed Income Portions of all accounts on such Valuation Date.

          (3) Diversified Investments. To the extent that the accounts of a Participant are invested, pursuant to Section 7.04 or 7.05 hereof, in the Diversified Fund described in such Section 7.05, earnings attributable to the portion so invested (hereinafter, the "Diversified Portion") shall be allocated on the following basis: such earnings shall be allocated to the accounts of Participants, Former Participants and Beneficiaries who had unpaid balances in the Diversified Portions of their accounts on the Valuation Date in accordance with the ratio of the Diversified Portions of each Participant's accounts on such Valuation Date to the Diversified Portions of all accounts on such Valuation Date."

     14. Effective October 1, 1987, Section 6.06(b) of the Plan shall be amended to be and read as follows:
     "(b) From Employer Contribution Account or Matching Employer
          Contribution Account--On any January 1, a Participant may elect to withdraw any amount in his Employer Contribution Account or Matching Employer Contribution Account but only to the extent that such amount was allocated and paid to either such account at least two
          (2) years prior to withdrawal; provided, however, that a Participant may withdraw any amount allocated to either such Account at any time such Participant properly demonstrates a financial hardship as described in Section 6.06(a)(1) hereof. A Participant shall not cease to be a Participant under the Plan solely because a distribution is made to such Participant pursuant to this Section 6.06(b). Withdrawal elections shall be made by the Participant on written forms provided by the Committee for that purpose."







     15.  Effective December 22, 1987, Section 7.01 of the Plan
shall be amended to be and read as follows:
     "7.01     In General

               All contributions under this Plan shall be paid to the Trustees and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Participants, Former Participants, and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employers and shall not revert or inure to the benefit of any Employer. Notwithstanding anything herein to the contrary and pursuant to Section 403(c)(2) of ERISA, upon an Employer's request, a contribution which was made by a mistake of fact or conditioned upon the deductibility of the contribution under Section 404 of the Code, shall be returned to the Employer within one (1) year after the payment of the contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable. It is hereby acknowledged that all contributions hereunder are expressly conditioned on the deductibility of such contributions."

     16. Effective for stock acquired on or after January 1, 1987 or, in the case of Section 7.04(b)(2), upon receipt of a favorable determination from the Internal Revenue Service,
Section 7.04 of the Plan shall be amended to be and read as follows:
    "7.04 Diversification Requirements

          (a) In General--Notwithstanding the preceding provisions of this Article VII, a Qualified Participant may, during each Election Period occurring within his Qualified Election Period, elect that a portion of his aggregate account balances (with such balances determined as of the beginning of each Election Period) be alternatively invested pursuant to Section 7.05 hereof in the Diversified Fund described in such Section. The maximum amount of the Qualified Participant's aggregate account balances available for such alternative investment shall be one hundred percent (100%) of such aggregate balances consisting of Company Stock acquired after 1986, reduced by amounts previously so invested, either pursuant to this Section or Section 7.05 hereof.

               In lieu of permitting investment in such Diversified Fund and notwithstanding the provisions of Section 6.06(a)(1) or (b) hereof or any other provision to the contrary herein






               contained, the Committee, in its sole discretion, may distribute to the Qualified Participant an amount equal to the amount for which the Qualified Participant elected such alternative investment.

          (b) Definitions--For purposes of this Section 7.04, the following terms shall have the following respective meanings:

               (1)  "Qualified Participant" shall mean each
                    Participant who has attained the age of
                    fifty-five (55) years and has completed at least ten (10) Years of Participation.

               (2) "Qualified Election Period" shall mean, with respect to a Qualified Participant, any Plan Year beginning with the Plan Year in which the Participant first became a Qualified Participant.

               (3) "Election Period" shall mean the ninety (90)- day period immediately following the close of each Year in the Qualified Election Period.

               For purposes of paragraph (1) above, "Years of Participation" shall include all periods of participation under the provisions of the Plan as initially effective February 15, 1984."

     IN WITNESS WHEREOF, the Company has caused this AMENDMENT NO. 2 TO EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST FOR EMPLOYEES OF ATMOS ENERGY COMPANY (AS RESTATED EFFECTIVE JANUARY 1, 1991) to
be executed in its name and in its behalf this      10th
day  of      May     , 1993, effective as of January 1, 1987,
unless otherwise provided herein.

                                   ATMOS ENERGY CORPORATION



                                   By:/s/Ronald L. Fancher
                                   Title:President &
                                         Chief Operating Officer

ATTEST:

/s/Jeanette Jarman
Assistant Secretary













THE STATE OF TEXAS     )
                       )
COUNTY  OF  DALLAS     )


     This instrument was acknowledged before me on this 10th day of May, 1993, by Ronald L. Fancher, President & Chief Operating
Officer, of ATMOS ENERGY CORPORATION, a Texas corporation, on behalf of said corporation.




                                   /s/Suzanne Johnson
                                      Notary Public in and for
                                        the State of Texas


My Commission expires:             Print Name of Notary Public:

      7/17/94                                Suzanne Johnson


































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